Skyworks Media Relations:	Skyworks Investor Relations:

Pilar Barrigas (949) 231-3061	Thomas Schiller (949) 231-4700

Skyworks Exceeds Earnings Expectations for
the Third Fiscal Quarter of 2007

Delivers Revenue of $175.2 Million and More than Doubles Diluted EPS to $0.11 on a
Year-Over-Year Pro Forma Basis; New Program Ramps Supporting Outlook for Pro Forma Diluted EPS of
$0.12 to $0.14 in Q4FY07

WOBURN, Mass., July 18, 2007 – Skyworks Solutions, Inc. (NASDAQ: SWKS), an innovator of high performance analog and mixed signal semiconductors enabling mobile connectivity, today announced third fiscal quarter revenue of $175.1 million (net of $105 thousand restructuring adjustment) consistent with the guidance provided at the end of the second fiscal quarter.

On a pro forma basis, third fiscal quarter operating income was $17.0 million, versus $10.1 million in the third fiscal quarter of the prior year, while net income was $16.8 million compared to $8.0 million in the year-ago period. Pro forma diluted earnings per share for the third fiscal quarter was $0.11, two cents ahead of consensus estimates and up 120 percent when compared to $0.05 in the third fiscal quarter of 2006. GAAP operating income for the third fiscal quarter was $12.4 million versus $5.9 million a year ago. GAAP net income and diluted earnings per share for the third fiscal quarter were $11.4 million and $0.07, respectively, versus $3.0 million and $0.02 in the same period in 2006.

“Skyworks’ ability to exceed earnings per share expectations despite the dynamics at a large tier-one handset OEM demonstrates the diversity of our portfolio and the strength of the company’s new business model,” said David J. Aldrich, Skyworks’ president and chief executive officer. “Looking forward, linear products momentum coupled with multiple 3G product ramps spanning both new and existing customers, are positioning Skyworks to outpace market growth. At the same time, we believe crisp operational execution will enable further gross margin expansion and bottom-line improvement.

Third Fiscal Quarter Highlights

•	Expanded pro forma gross margin 50 basis points sequentially to 38.8 percent (39.2 percent on a GAAP basis)

•	Awarded Supplier of the Year by Sony Ericsson and Nortel

•	Unveiled a host of new linear products for WiMAX, high definition television tuner, remote meter reading and medical imaging applications

•	Captured key sockets at Huawei with highly integrated base station solutions

•	Launched CDMA and EDGE front-end modules in support of Motorola’s recently introduced RAZR 2 series

•	Ramped Intera™ front-end modules and Helios™ radios for LG’s record-selling Shine™ phone and Samsung’s new SGH-U600 Ultra Series handsets, respectively

Fourth Fiscal Quarter Outlook

“We anticipate top line growth of 6 to 10 percent on a sequential basis fueled by new, multimode product launches and the transition of several key design wins into high volume production,” said Allan M. Kline, Skyworks’ vice president and chief financial officer. “Operationally, we plan to expand our gross margin and record pro forma earnings per share of $0.12 to $0.14.”

Estimated pro forma diluted earnings per share exclude approximately $3.5 million of FASB Statement No. 123(R)-related expenses.

Pro forma results, which are a supplement to financial results based on GAAP, exclude certain charges including equity-based compensation, amortization of intangible assets, baseband exit charges, and non-recurring items. The company believes these non-GAAP financial measures provide useful information to both management and investors by excluding certain charges and non-recurring items that may not be indicative of Skyworks’ ongoing operations and economic performance.

Skyworks’ Third Fiscal Quarter 2007 Conference Call

Skyworks will host a conference call with analysts to discuss its third fiscal quarter 2007 results and current business prospects on July 18, 2007, at 5:00 p.m. Eastern time (ET). To listen to the conference call via the Internet, please visit the Investor Relations section of Skyworks’ Web site. To listen to the conference call via telephone, please call 866.409.1555 (domestic) or 913.312.1235 (international), confirmation code: 4509631.

Playback of the conference call will begin at 9:00 p.m. ET on July 18, and end at 9:00 p.m. ET on July 25, 2007. The replay will be available on Skyworks’ Web site or by calling 888.203.1112 (domestic) or 719.457.0820 (international); pass code: 4509631.

About Skyworks

Skyworks Solutions, Inc. is an innovator of high performance analog and mixed signal semiconductors enabling mobile connectivity. The company’s power amplifiers, front-end modules and direct conversion radios are at the heart of many of today’s leading-edge multimedia handsets. Leveraging core technologies, Skyworks also offers a diverse portfolio of linear products that support automotive, broadband, cellular infrastructure, industrial and medical applications.

Headquartered in Woburn, Mass., Skyworks is worldwide with engineering, manufacturing, sales and service facilities throughout Asia, Europe and North America. For more information, please visit Skyworks’ Web site at: www.skyworksinc.com.

Safe Harbor Statement

This news release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include information relating to future results and expectations of Skyworks (including certain projections and business trends). Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “believes,” “plans,” “may,” “will,” “continue,” similar expressions, and variations or negatives of these words. All such statements are subject to certain risks and uncertainties that could cause actual results to differ materially and adversely from those projected, and may affect our future operating results, financial position and cash flows.

These risks and uncertainties include, but are not limited to: global economic and market conditions, such as the cyclical nature of the semiconductor industry and the markets addressed by our, and our customers’, products; our ability to develop, manufacture and market innovative products in a highly price competitive and rapidly changing technological environment; fluctuations in our manufacturing yields due to our complex and specialized manufacturing processes; our reliance on a several key customers for a large percentage of our sales; fluctuations in the manufacturing yields of our third party semiconductor foundries and other problems or delays in the fabrication, assembly, testing or delivery of our products; the availability and pricing of third party semiconductor foundry, assembly and test capacity and raw materials; our ability to timely and accurately predict market requirements and evolving industry standards, and to identify opportunities in new markets; losses or curtailments of purchases or payments from key customers, or the timing of customer inventory adjustments; our ability to rapidly develop new products and avoid product obsolescence; our ability to retain, recruit and hire key executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement our business and product plans; lengthy product development cycles that impact the timing of new product introductions; the timing, rescheduling or cancellation of significant customer orders and our ability, as well as the ability of our customers, to manage inventory; unfavorable changes in product mix; the quality of our products and any remediation costs; shorter than expected product life cycles; problems or delays that we may face in shifting our products to smaller geometry process technologies and in achieving higher levels of design integration; economic, social and political conditions in the countries in which we, our customers or our suppliers operate, including security and health risks, possible disruptions in transportation networks and fluctuations in foreign currency exchange rates; our ability to continue to grow and maintain an intellectual property portfolio and obtain needed licenses from third parties; and the uncertainties of litigation, including disputes over intellectual property, as well as other risks and uncertainties, including but not limited to those detailed from time to time in our filings with the Securities and Exchange Commission.

These forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Note to Editors: Skyworks, Skyworks Solutions, Helios and Intera are trademarks or registered trademarks of Skyworks Solutions, Inc. or its subsidiaries in the United States and in other countries. All other brands and names listed are trademarks of their respective companies.

# # #

SKYWORKS SOLUTIONS, INC.
UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months Ended		Nine Months Ended
	June 29,	June 30,	June 29,	June 30,
(in thousands, except per share amounts)	2007	2006	2007	2006
Net revenues	$175,050	$197,058	$551,290	$580,617
Cost of goods sold	106,418	123,711	338,640	363,197

Gross profit	68,632	73,347	212,650	217,420
Operating expenses:
Research and development	30,549	40,619	92,344	123,606
Selling, general and administrative	24,874	26,333	72,652	75,296
Restructuring & other charges	257	-	5,730	-
Amortization of intangibles	536	536	1,608	1,608

Total operating expenses	56,216	67,488	172,334	200,510
Operating income	12,416	5,859	40,316	16,910
Interest expense	(2,565)	(3,231)	(9,928)	(11,489)
Other income, net	2,766	1,822	7,824	6,571

Income before income taxes	12,617	4,450	38,212	11,992
Provision for income taxes	1,194	1,445	2,555	3,774

Net income	$11,423	$3,005	$35,657	$8,218

Earnings per share:
Basic	$0.07	$0.02	$0.22	$0.05
Diluted	$0.07	$0.02	$0.22	$0.05
Weighted average shares:
Basic	158,606	159,699	160,159	159,119
Diluted	160,032	160,876	161,278	159,739

SKYWORKS SOLUTIONS, INC.
UNAUDITED RECONCILIATION OF NON-GAAP MEASURES

	Three Months Ended		Nine Months Ended
	June 29,	June 30,	June 29,	June 30,
	2007	2006	2007	2006
(in thousands)

GAAP operating income	$12,416	$5,859	$40,316	$16,910
Share-based compensation expense [a]	3,645	3,670	9,716	10,289
Revenue adjustments [b]	105	—	105	—
Cost of goods sold adjustments [b]	(1,249)	—	(1,249)	—
Selling, general and administrative adjustments [b]	1,287	—	1,287	—
Restructuring & other charges [b]	257	—	5,730	1,796
Amortization of intangible assets	536	536	1,608	1,608

Pro forma operating income	$16,997	$10,065	$57,513	$30,603

	Three Months Ended		Nine Months Ended

	June 29,	June 30,	June 29,	June 30,
	2007	2006	2007	2006

(in thousands)

GAAP net income	$11,423	$3,005	$35,657	$8,218
Share-based compensation expense [a]	3,645	3,670	9,716	10,289
Revenue adjustments [b]	105	—	105	—
Cost of goods sold adjustments [b]	(1,249)	—	(1,249)	—
Selling, general and administrative adjustments [b]	1,287	—	1,287	—
Restructuring & other charges [b]	257	—	5,730	1,796
Amortization of intangible assets	536	—	1,608	1,608
Deferred financing expense adjustment [c]	—	536	564	572
Tax adjustments [d]	842	793	1,515	972

Pro forma net income	$16,846	$8,004	$54,933	$23,455

	Three Months Ended		Nine Months Ended

	June 29,	June 30,	June 29,	June 30,
	2007	2006	2007	2006

(in thousands)

GAAP net income per share, diluted	$0.07	$0.02	$0.22	$0.05
Share-based compensation expense [a]	0.03	0.02	0.06	0.06
Revenue adjustments [b]	—	—	—	—
Cost of goods sold adjustments [b]	(0.01)	—	(0.01)	—
Selling, general and administrative adjustments [b]	0.01	—	0.01	—
Restructuring & other charges [b]	—	—	0.04	0.01
Amortization of intangible assets	—	—	0.01	0.01
Deferred financing expense adjustment [c]	—	—	—	0.01
Tax adjustments [d]	0.01	0.01	0.01	0.01

Pro forma net income per share, diluted	$0.11	$0.05	$0.34	$0.15

[a] These charges represent expense recognized in accordance with FASB Statement No. 123(R), Share-Based Payment. Approximately $0.5 million, $1.5 million and $1.6 million were included in cost of goods sold, research and development expense and selling, general and administrative expense, respectively, for the three months ended June 29, 2007. Approximately $0.9 million, $3.6 million and $5.2 million were included in cost of goods sold, research and development expense and selling, general and administrative expense, respectively, for the nine months ended June 29, 2007.

For the three months ended June 30, 2006, approximately $0.6 million, $1.5 million and $1.6 million were included in cost of goods sold, research and development and selling, general and administrative expense, respectively. For the nine months ended June 30, 2006, approximately $1.5 million, $4.5 million and $4.3 million were included in cost of goods sold, research and development and selling, general and administrative expense, respectively.

[b] On October 2, 2006, the Company announced that it was exiting its baseband product area in order to focus on its core business encompassing linear products, power amplifiers, front-end modules and radio solutions. Due to accounting classifications, in the adjustments recorded during the three months ended June 29, 2007 associated with the baseband product area are recorded in various lines and are summarized as follows:

Revenue adjustments of $0.1 million resulted from the exit of our baseband product area.

Cost of goods sold adjustments include a credit of $1.2 million of inventory related to contractual obligations.

Selling, general and administrative adjustments of $1.3 million represent bad debt expense on specific accounts receivable associated with baseband product.

Restructuring and other charges recorded during the three months ended June 29, 2007 primarily consisted of $0.5 million related to severance and benefits, $0.4 million related to lease obligations associated with the closure of certain locations and $1.5 million credit related to other charges associated with the baseband area. In addition, an $0.8 million charge was recorded that related to a lease obligation that expires in 2008 which was assumed from Alpha Industries, Inc. in connection with the Merger in 2002.

In addition to the charges recorded in the third quarter of fiscal 2007, the nine months ended June 29, 2007 included $1.4 million related to the write-down of technology licenses and design software associated with the baseband product area and $4.1 million related to lease obligations associated with the closure of certain locations associated with the baseband product area.

The charges recorded during the nine months ended June 30, 2006 primarily related to a continued reduction in the level of activity with the Company’s cellular baseband product area. Approximately $0.4 million, $1.2 million and $0.2 million were included in cost of goods sold, research and development expense and selling, general and administrative expense, respectively.

[c] The charge recorded during the nine months ended June 29, 2007 represents a write-off in deferred financing costs associated with the redemption of $130.0 million of the Company’s 4.75% convertible subordinated notes.

The charge recorded during the nine months ended June 30, 2006 represents a write-off in deferred financing costs associated with the retirement of $50.7 million of the Company’s 4.75% convertible subordinated notes.

[d] During the three months and nine months ended June 29, 2007, these non-cash tax adjustments related to the utilization of pre-merger deferred tax assets.

During the three months ended June 30, 2006, this adjustment relates to foreign exchange translation associated with the Company’s foreign deferred tax assets.

The above non-GAAP measures are based upon our unaudited consolidated statements of operations for the periods shown. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future. Specifically, we believe the non-GAAP financial measures provide useful information to both management and investors by excluding certain charges and non-recurring items that we believe are not indicative of our ongoing operations and economic performance. Additionally, since we have historically reported non-GAAP results to the investment community, the inclusion of non-GAAP financial measures provides consistency in our financial reporting. Further, these non-GAAP financial measures are one of the primary presentations of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

SKYWORKS SOLUTIONS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

	June 29,	Sept. 29,
(in thousands)	2007	2006
Assets
Current assets:
Cash and cash equivalents	$159,697	$143,051
Short-term investments	74,900	28,150
Accounts receivable, net	164,343	158,798
Inventories	83,783	81,529
Prepaid expenses and other current assets	8,500	9,315
Property, plant and equipment, net	151,893	150,383
Goodwill and intangible assets, net	505,852	508,975
Other assets	15,579	10,295

Total assets	$1,164,547	$1,090,496

Liabilities and Equity
Current liabilities:
Credit facility	$50,000	$50,000
Convertible notes	49,335	—
Accounts payable	57,676	73,071
Accrued liabilities and other current liabilities	45,200	52,549
Long-term debt	200,000	179,335
Other long-term liabilities	6,959	6,448
Stockholders’ equity	755,377	729,093

Total liabilities and equity	$1,140,815	$1,090,496